E*TRADE MONEY MARKET FUND
PREMIER CLASS

Supplement dated October 12, 2004
to the Prospectus dated November 7, 2003

This Supplement updates certain information contained in the above-dated Prospectus.
The following disclosure replaces the first paragraph under
the section titled "Fund Management - Expense Limitation
Agreement" on page 10 of the Prospectus:
In the interest of limiting expenses of the Premier
Class, ETAM has entered into an expense limitation agreement with the Fund ("Expense Limitation Agreement") through at
least December 31, 2005.  The Expense Limitation Agreement
may continue from year to year thereafter.  ETAM has agreed
to waive or limit its fees and assume other expenses
attributable to the Premier Class so that the total operating expenses of the Premier Class (other than interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles and other extraordinary expenses not incurred in the ordinary course of the Fund's business) are limited to 0.45% of the Fund's
daily net assets attributable to the Premier Class.
*  *  *  *  *

You may obtain a copy of the Fund's Prospectus and statement of additional information ("SAI"), as supplemented, without charge, at our website (www.etrade.com). Information on the website is not incorporated by reference into the Prospectus or SAI unless specifically noted.


E*TRADE MUNICIPAL MONEY MARKET FUND
PREMIER CLASS

Supplement dated October 12, 2004
to the Prospectus dated November 21, 2003

This Supplement updates certain information contained in the above-dated Prospectus. The following disclosure replaces the first paragraph under the section titled "Fund Management - Expense Limitation Agreement" beginning on page 9 of this Prospectus: In the interest of limiting expenses of the Premier Class, ETAM has entered into an expense limitation agreement with the Fund ("Expense Limitation Agreement") through at least December 31, 2005. The Expense Limitation Agreement may continue from year to year thereafter. ETAM has agreed to waive or limit its fees and assume other expenses attributable to the Premier Class so that the total operating expenses of the Premier Class (other than interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles and other extraordinary expenses not incurred in the ordinary course of the Fund's business) are limited to 0.45% of the Fund's daily net assets attributable to the Premier Class.
*  *  *  *  *

You may obtain a copy of the Fund's Prospectus and statement of additional information ("SAI"), as supplemented, without charge, at our website (www.etrade.com). Information on the website is not incorporated by reference into the Prospectus or SAI unless specifically noted.

E*TRADE FUNDS
E*TRADE Money Market Fund
E*TRADE Government Money Market Fund
E*TRADE Municipal Money Market Fund
E*TRADE California Municipal Money Market Fund
E*TRADE New York Municipal Money Market Fund

SWEEP CLASS

Supplement dated October 12, 2004
to the Prospectus dated November 21, 2003

I.	"Fees and Expenses"
The following replaces the section of the Prospectus titled
"Fees and Expenses" beginning on page 10 of the Prospectus in its entirety:
FEES AND EXPENSES
This table describes the fees and expenses that you may pay if you buy and hold shares of the Funds.

Money Market Fund
Government Money Market Fund
Municipal Money Market Fund
California Municipal Money Market Fund
New York Municipal Money Market Fund
Shareholder Fees
(fees paid directly from your investment)






Sales Charge Imposed on Purchases and Reinvested Distributions

None
None
None
None
None
Deferred Sales Charge

None
None
None
None
None
Redemption Fee

None
None
None
None
None

ANNUAL FUND OPERATING EXPENSES
(expenses deducted from fund assets)






Management Fees

0.12%
0.12%
0.12%
0.12%
0.12%
Distribution
(12b-1) Fees*


0.45%

0.45%

0.40%

0.40%

0.40%
Other Expenses+

0.48%
0.49%
0.49%
0.48%
0.54%
Total Annual Fund Operating Expenses+


1.05%

1.06%

1.01%

1.00%

1.06%
Fee Waiver and/or Expense Reimbursement**,+



0.00%


(0.01)%


(0.07)%


(0.15)%


(0.16)%
Net Expenses+
1.05%
1.05%
0.94%
0.85%
0.90%

* The Distribution (Rule 12b-1) Fees reflect a contractual
* limitation between each Fund and E*TRADE Securities, under
* which E*TRADE Securities has agreed to limit its Rule 12b-1
* fees under each Fund's Distribution Plan through at least
* August 31, 2005 to the annual rate set forth in the table above.
*  Under each Fund's Distribution Plan, each Fund is permitted to
* pay E*TRADE Securities an annual distribution fee of up to 0.75%
* of the average daily net assets of each Fund.  There is no
* guarantee that the Rule 12b-1 fee limitation will continue after
* that date or will continue at the level specified in the table
* above.

***The Fee Waiver and/or Expense Reimbursement reflects contractual arrangements between ETAM and each Fund to waive or limit its fees or to assume other expenses on an annualized basis through at least December 31, 2005. As described in the section of this Prospectus titled "Fund Management -- Expense Limitation Agreement," each Fund may at a later date reimburse to ETAM the fees waived or limited and other expenses assumed and paid by ETAM pursuant to the Expense Limitation Agreement provided that, among other things, each Fund has reached a sufficient size to permit such reimbursement to be made to ETAM without causing each Fund's total annual expense ratio to exceed: 1.05% for the Money Market Fund and the Government Money Market Fund; 0.94% for the Municipal Money Market Fund; 0.85% for the California Municipal Money Market Fund; and 0.90% for the New York Municipal Money Market Fund, respectively.

+   Other Expenses, Fee Waiver and/or Expense Reimbursement and Net
Expenses for the Money Market Fund have been restated to reflect E*TRADE Securities contractual agreement to lower the rate of Rule 12b-1 fees paid by the Fund through August 31, 2005 from the rate in effect prior to August 25, 2004. As a result, Other Expenses, Fee Waiver and Expense Reimbursement and Net Expenses are expected to be lower than the amounts incurred during the fiscal period ended September 30, 2003.
Through arrangements with the Funds' custodian, credits realized as a result of uninvested cash balances are used to reduce Fund expenses for the Municipal Money Market Fund, California Municipal Money Market Fund and New York Municipal Money Market Fund.
The Funds do not charge investors any account maintenance fees, account set-up fees, low balance fees, transaction fees or customer service fees.
E*TRADE Securities' accountholders may be subject to account maintenance, telephone transaction, low balance, wire transfer, and other customer service fees that may change from time to time and are payable to E*TRADE Securities under your E*TRADE Securities' account agreement.
Example
This Example is intended to help you compare the cost of investing in the Funds with the cost of investing in other mutual funds.
The Example assumes that you invest $10,000 in the Funds for the Time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Funds' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

1 YR*
3 YRS*
5 YRS*
10 YRS*
Money Market Fund
109
341
591
$1,318
Government Money Market Fund
109
343
595
1,329
Municipal Money Market Fund
98
321
562
1,264
California Municipal Money Market Fund

89

309

548

1,244
New York Municipal Money Market Fund

94

328

580

1,315

* The cost under the one year estimate reflects a contractual
* agreement between each Fund and E*TRADE Securities, under which
* *TRADE Securities has agreed to limit its Rule 12b-1 fees under
* the Distribution Plan of each Fund through at least August 31,
* 2005, and an expense limitation agreement between ETAM and each
* Fund to limit "Other Expenses" attributable to each Fund in the fee
* Table on an annualized basis through at least December 31, 2005.
* The costs under the 3, 5 and 10 year estimates, however, reflect
* These contractual limits for the first year of the three, five,
* And ten year periods.  As long as both agreements are in effect,
* Your costs are expected to be lower than the amounts shown above
* Under the 3, 5 and 10 year examples.
II.	"Fund Management"
The following disclosure replaces the text under the section titled "Fund Management - Distribution Plan and Distribution Agreement" on page 29 of this Prospectus:
Each Fund has adopted a distribution plan pursuant to Rule 12b-1 under the 1940 Act ("Plan") and pursuant to the Plan, entered into an Underwriting Agreement with E*TRADE Securities. E*TRADE Securities is a wholly-owned subsidiary of E*TRADE FINANCIAL and serves as principal underwriter for the Trust. The Plan permits the use of Trust assets to help finance the distribution of shares of the Funds. Under the Plan, each Fund is permitted to pay to E*TRADE Securities an annual distribution fee of up to 0.75% of the average daily net assets of each Fund as payment for services rendered in connection with the distribution and marketing of the shares of the Funds. However, under the Underwriting Agreement, payments to E*TRADE Securities for activities pursuant to the Plan are limited through at least August 31, 2005 for each Fund to an annual rate equal to 0.45% of the average daily net assets of the Money Market Fund, 0.45% of the average daily net assets of the Government Money Market Fund and 0.40% of the average daily net assets of the Municipal Money Market Fund, California Municipal
Money Market Fund and New York Municipal Money Market Fund, respectively. Because these fees are paid out of each Fund's assets on an on-going basis, over time these costs will increase the cost of your investment and may cost you more than other types of sales charges.
The following disclosure replaces the first paragraph under the section titled "Fund Management - Expense Limitation Agreement" beginning on page 29 of this Prospectus:
In the interest of limiting expenses of each Fund, ETAM has entered into an expense limitation agreement with each Fund ("Expense Limitation Agreement") through at least December 31, 2005. The Expense Limitation Agreement may continue from year to year thereafter. ETAM has agreed to waive or limit its fees and assume other expenses so that the total operating expenses of the Funds (other than interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with accounting principles and generally accepted in the United States of America and other extraordinary expenses not incurred in the ordinary course of each Fund's business) are limited on an annual basis to: 1.05% of the average daily net assets of the Money Market Fund and the Government Money Market Fund; 0.94% of the average daily net assets of the Municipal Money Market Fund; 0.85% of the average daily net assets of the California Municipal Money Market Fund; and 0.90% of the New York Municipal Money Market Fund, respectively.
You may obtain a copy of each Fund's Prospectus and the SAI, as supplemented, without charge, at our website (www.etrade.com). Information on the website is not incorporated by reference into the Prospectus or SAI unless specifically noted.



E*TRADE FUNDS
E*TRADE Money Market Fund
E*TRADE Government Money Market Fund
E*TRADE Municipal Money Market Fund
E*TRADE California Municipal Money Market Fund
E*TRADE New York Municipal Money Market Fund

Supplement dated October 12, 2004
to the Statement of Additional Information dated November 21, 2003

I.	Change of Officer for the E*TRADE Funds

Effective May 31, 2004, Dennis Webb was appointed Acting President of the E*TRADE Funds by the Board of Trustees of the E*TRADE Funds. The following replaces the entries for Liat Rorer in the table under the section titled "Trustees and Officers" beginning on page 47 of the SAI:

Dennis Webb
Age:  39
President
Since May 31, 2004
Dennis Webb is responsible for the integration, development and management of E*TRADE FINANCIAL's Capital Markets group, which includes portfolio management for E*TRADE Bank, secondary marketing for E*TRADE Mortgage, funds management for a portion of E*TRADE mutual funds, and the CDO business. E*TRADE Bank has approximately $22 billion in assets.

Prior to his appointment to Executive Vice President, Mr. Webb was the Chief Executive Officer of E*TRADE Global Asset Management (ETGAM). Mr. Webb has also been Chairman of E*TRADE Bank's Asset and Liability Committee (ALCO) and was responsible for the Bank's $15 billion derivative portfolio until he joined ETGAM in June 2001.

Mr. Webb has nearly 18 years experience in banking and portfolio management. Prior to joining E*TRADE in 2000, he was the Senior Vice President of Asset/Liability Management of Allfirst Bank, an
$18 billion regional bank based in Baltimore, Maryland.


None

II.	"Investment Advisory and Other Services"
The following disclosure replaces the first paragraph under the section titled "Fund Management - Expense Limitation Agreement" beginning on page 56 of this SAI:
In the interest of limiting expenses of each Fund or Class, ETAM has entered into an expense limitation agreement with each Fund ("Expense Limitation Agreement") through at least December 31, 2005 for each Fund or Class. The Expense Limitation Agreement may continue from year to year thereafter. Pursuant to the Expense Limitation Agreement, ETAM has agreed to waive or limit its fees and assume other expenses so that the total operating expenses of each Fund or Class (other than interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles and other extraordinary expenses not incurred in the ordinary course of a Fund's business) are limited on an annual basis to: 1.05% of the average daily net assets of the Money Market Fund and the Government Money Market Fund, respectively; 0.94% of the average daily net assets of the Municipal Money Market Fund attributable to the Sweep Class and 0.45% of the average daily net assets attributable to the Premier Class; 0.85% of the average daily net assets of the California Municipal Money Market Fund; and 0.90% of the average daily net assets of the New York Municipal Money Market Fund respectively.

The following disclosure replaces the first paragraph under the section titled "Fund Management - Distribution Plan and Distribution Agreement" beginning on page 57 of this SAI:
Each Sweep Class of the Funds has adopted a distribution plan pursuant to Rule 12b-1 under the 1940 Act (the "Plan") and pursuant to the Plan, entered into the Underwriting Agreement with E*TRADE Securities. The Plan permits the use of the Sweep Class' assets to help finance the distribution of shares of the Sweep Classes.
Under the Plan, the Trust, on behalf of the Sweep Classes, is permitted to pay to various service providers, including in particular, E*TRADE Securities, up to 0.75% of the average daily net assets of each Sweep Class as payment for services rendered in connection with the distribution of the shares of the Sweep Classes. However, under the Underwriting Agreement, payments to E*TRADE Securities for activities pursuant to the Plan are limited through at least August 31, 2005 for each Sweep Class to payments at an annual rate equal to: 0.45% of the average daily net assets of the Sweep Class of the Money Market Fund and the Government Money Market Fund And 0.40% of the average daily net assets of the Sweep Class of the Municipal Money Market Fund, California Municipal Money Market Fund and New York Municipal Money Market Fund, respectively. Because these fees are paid out of Sweep Class assets on an on-going basis, over time these costs will increase the cost of your investment and may cost you more than other types of sales charges.

You may obtain a copy of each Fund's Prospectus and the SAI, as supplemented, without charge, at our website (www.etrade.com).
Information on the website is not incorporated by reference into the Prospectus or SAI unless specifically noted.



E*TRADE FUNDS
E*TRADE Money Market Fund
PREMIER CLASS

Supplement dated October 12, 2004
to the Statement of Additional Information dated November 7, 2003

I.	Change of Officer for the E*TRADE Funds

Effective May 31, 2004, Dennis Webb was appointed Acting President of the E*TRADE Funds by the Board. The following replaces the entries for Liat Rorer in the table under the section titled
"Trustees and Officers" beginning on page 14 of the SAI:


Dennis Webb
Age: 39
President
Since May 31, 2004
Dennis Webb is responsible for the integration, development and management of E*TRADE FINANCIAL's Capital Markets group, which includes portfolio management for E*TRADE Bank, secondary marketing for E*TRADE Mortgage, funds management for a portion of E*TRADE mutual funds, and the CDO business. E*TRADE Bank has approximately $22 billion in assets.

Prior to his appointment to Executive Vice President, Mr. Webb was the Chief Executive Officer of E*TRADE Global Asset Management (ETGAM). Mr. Webb has also been Chairman of E*TRADE Bank's Asset and Liability Committee (ALCO) and was responsible for the Bank's $15 billion derivative portfolio until he joined ETGAM in June 2001.

Mr. Webb has nearly 18 years experience in banking and portfolio management. Prior to joining E*TRADE in 2000, he was the Senior Vice President of Asset/Liability Management of Allfirst Bank, an $18 billion regional bank based in Baltimore, Maryland.


None

II.	"Investment Advisory and Other Services"
The following disclosure replaces the first paragraph under the section titled "Fund Management -- Expense Limitation Agreement" beginning on page 21 of this SAI:
In the interest of limiting expenses of the Premier Class of the Fund, ETAM has entered into an expense limitation agreement with the Fund ("Expense Limitation Agreement") through at least
December 31, 2005. The Expense Limitation Agreement may continue from year to year thereafter. Pursuant to the Expense Limitation Agreement, ETAM has agreed to waive or limit its fees and assume other expenses attributable to the Premier Class so that the total operating expenses of the Premier Class (other than interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles and other extraordinary expenses not incurred in the ordinary course of a Fund's business) are limited on an annual basis to.0.45% of the average daily net assets attributable to the Premier Class.
You may obtain a copy of the Fund's Prospectus and the SAI, as supplemented, without charge, at our website (www.etrade.com). Information on the website is not incorporated by reference into the Prospectus or SAI unless specifically noted.